Exhibit 5.1

Eric C. Jensen

+1 650 843 5049

ejensen@cooley.com

September 16, 2019

Oportun Financial Corporation

2 Circle Star Way

San Carlos, California 94070

Ladies and Gentlemen:

We have acted as counsel to Oportun Financial Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (File No. 333-232685) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 7,187,500 shares of the Company’s common stock, par value $0.0001 (“Shares”), which includes (i) 4,873,356 Shares to be sold by the Company (including 183,356 Shares that may be sold by the Company upon exercise of an over-allotment option to be granted to the underwriters) (collectively, the “Company Shares”) and (ii) 2,314,144 Shares to be sold by the selling stockholders identified in such Registration Statement (including 754,144 Shares that may be sold by such selling stockholders upon exercise of an over-allotment option to be granted to the underwriters) (collectively, the “Stockholder Shares”).

In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, (c) the forms of the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.3 to the Registration Statement, and the Company’s Amended and Restated Bylaws, filed as Exhibit 3.4 to the Registration Statement, each of which is to be in effect immediately following the closing of the offering contemplated by the Registration Statement and (d) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the Shares will be sold at a price established by the Board of Directors of the Company, or a duly authorized committee thereof. We have undertaken no independent verification with respect to such matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents by all persons other than the Company where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Company Shares, when sold and issued against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable and (ii) the Stockholder Shares have been validly issued and are fully paid and non-assessable, except with respect to 3,181 Stockholder Shares that are to be acquired upon the exercise of a warrant, which Stockholder Shares will be validly issued, fully-paid and nonassessable upon exercise of such warrant in accordance with its terms.

Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130

t: (650) 843-5000 f: (650) 849-7400 cooley.com

September 16, 2019

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

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Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130

t: (650) 843-5000 f: (650) 849-7400 cooley.com

September 16, 2019

Page Three

Sincerely,

COOLEY LLP

By:	/s/ Eric C. Jensen
Eric C. Jensen

Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130

t: (650) 843-5000 f: (650) 849-7400 cooley.com